Exhibit 10.5

I ORIGINAL I ~ J ..1- ESA Contract No. 4000127860/19/UK/ND with Arqit Limited (GB) Project QKD SAT Phase B/C/D/E !AR.TES Partner, Sub-element 11- Activity Reference 17.3T1.12[

CONTRACT Between: THE EUROPEAN SPACE AGENCY, (hereinafter called "the Agency" or "ESA"), located at: 24 rue du General Bertrand, CS30798, 75345 Paris CEDEX 7 France, ESA Contract No. 4000127860/19/UK/ND Page 1 represented by Mr Johann-Dietrich Worner, its Director General, through its centre The European Centre for Space Applications and Telecommunications (ECSAT) located at: Fermi Avenue and: Harwell Campus Didcot Oxfordshire OX11 oFD United Kingdom ARQIT LIMITED (GB) (hereinafter called "the Contractor"), whose Registered Office is at: ArQit Limited 3 More London Riverside, London SE1 2RE, United Kingdom represented by Mr David Williams, its Chairman, the following has been agreed: of the one part, of the other part,

Preamble: Whereas: ESA Contract No. 4000127860/19/UK/ ND Page 2 ESA has created a dedicated ARTES Programme element (ARTES Partner), Sub element 11) with the key objective to validate key QKD technologies as well as service delivery through a pre-operational deployment in view of a full global commercial deployment of multiple satellites in the near future and the installation of further Ground Optical Communications Terminals to support the projected market needs. - "QKD SAT" is one of the projects under the new ARTES Partner Element and established under Sub-element 11 thereof; - "QKD SAT'' aims to: • De-risk and optimise the innovative QKD Space and Ground technologies, for cost, perf ormance, quality and security level of the services delivered globally. • Gain an early mover advantage by successfully implementing and deploying a space centric QKD infrastructure and delivering QKD services offered through optimised service delivery models and mechanisms. • Validate the service proposition and secure market acceptance, by deploying pre-operational QKD services direct to users and quantum networked customers. • Improve commercial adoption and catalyse future opportunities for a European micro satellite platform through product optimisation, qualification and deployment in QKD mission. The Parties have now agreed to execute the work at the specific conditions set forth hereafter:

ESA Contract No. 4000127860/19/UK/ND
Page 3

Contents

ARTICLE 1 - SUBJECT OF THE CONTRACT – APPLICABLE DOCUMENTS 4
1.1 Subject of the Contract 4
1.2 Applicable Documents 6
ARTICLE 2 - DELIVERY AND REVIEWS 8
2.1 Place and Dates of Delivery 8
ARTICLE 3 - PRICE & PAYMENT 9
3.1 Price 9
3.2 Payment 10
ARTICLE 4 - ITEMS PRODUCED OR PURCHASED UNDER THE CONTRACT 14
ARTICLE 5 - COMPLEMENTS AND AMENDMENTS TO THE GCC 15
CLAUSE 2: APPROVAL AND ENTRY INTO FORCE 15
CLAUSE 5: THE PARTIES' REPRESENTATIVES 15
CLAUSE 6: PUBLICITY RELATING TO CONTRACTS 16
CLAUSE 8: GENERAL CONDITIONS OF EXECUTION: 17
CLAUSE 9: KEY PERSONNEL 17
CLAUSE 10: SUB-CONTRACTS 17
CLAUSE 11: CUSTOMER FURNISHED ITEMS (CFI) 18
CLAUSE 12: ITEMS MADE AVAILABLE BY THE AGENCY 18
CLAUSE 13: CHANGES 18
CLAUSE 14 : TIME-LIMITS FOR THE PROVISION OF DELIVERABLES AND SERVICES 18
CLAUSE 15: HANDLING, PACKING AND TRANSPORT, TRANSFER OF OWNERSHIP AND RISK 18
CLAUSE 17: PENALTIES 20
CLAUSE 18: DAMAGE TO STAFF AND GOODS 20
CLAUSE 20: LIABILITY AFTER ACCEPTANCE 20
CLAUSE 27: PRICING 20
CLAUSES 30, 31, 32, 33: TERMINATION 21
CLAUSE 34: APPLICABLE LAW 22
CLAUSE 35: DISPUTE RESOLUTION 22
CLAUSE 50: GENERAL 22
CLAUSE 51: INFORMATION TO BE PROVIDED 22
CLAUSE 52: DISCLOSURE 22
CLAUSE 53: OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS 23
CLAUSE 55: USE OF INTELLECTUAL PROPERTY RIGHTS 23
CLAUSE 57: BACKGROUND INTELLECTUAL PROPERTY RIGHTS 23
CLAUSE 61: RE-SUPPLY 23
ARTICLE 6 - QKD SAT STEERING BOARD 24
ANNEX 1: PERSONAL DATA PROCESSING 26
APPENDIX 1: PAYMENT PLAN AND ADVANCE PAYMENT(S) AND OTHER FINANCIAL CONDITIONS FOR PHASE 1 32
APPENDIX 2: STATEMENT OF WORK 33
APPENDIX 3 : MANAGEMENT REQUIREMENTS 34
APPENDIX 4 : MISSION REQUIREMENTS 35
APPENDIX 5 : SYSTEM ASSURANCE REQUIREMENTS 36
APPENDIX 6: CONTRACT CHANGE NOTICE 37
APPENDIX 7: OPTION TO PHASE 1 39

ESA HQ

ESA Contract No. 4000127860/19/lJK/ ND Page4 ARTICLE 1 - SUBJECT OF THE CONTRACT - APPLICABLE DOCUMENTS 1.1 Subject of the Contract The Contractor, as further described in the Statement of Work in Appendix 2 [so-called here after "SOW"], shall carry out all work necessary to perform all the activities related to the design, development, manufacturing, assembly, integration, verification, obtaining of licenses, launch of the QKDSat into a LEO orbit, deployment and pilot operations of the QKDSat system and to deliver the documentation as described herein. 1.1.1 The work shall be performed in 2 Phases, so-called Phase 1 "Preliminary Design" and Phase 2 "Detailed Design and Implementation" (hereafter "Phase" or "Phases") as defined in Appendix 2 hereto. • Phase 1 shall cover all the activities up to and including successful Segments Preliminary Design Reviews ["Seg-PDR"] according to the "SOW'' including payload, user, control and service; • Phase 2 shall cover all remaining activities up to end of the service deployment and validation along the follo·wing steps recalled below and described in the "SOW": - System Detailed Definition; - Manufacturing, Integration and Verification Testing Acceptance; - Deployment and Commissioning; - Service -Development and Validation. Until Parties agree to proceed with Phase 2, in accordance with Section 1.1.2, the Parties' commitments and financial liabilities are limited to Phase 1 only. A decision not to continue further with the work at the end of Phase 1 does not lead to the application of Clause 31 of the GCC. 1.1.2 a) The decision process whether to proceed or not with Phase 2 shall be initiated immediately after successful System Preliminary Design Review [so-called here-after "S-PDR"] and at the latest at successful Payload Preliminary Design Review [so-called here-after "PL_PDR"]; b) Phase 2 shall proceed subject to the fulfilment of the following conditions: i) successful "S-PDR"; ii) availability of the Agency's funding for completion of financial coverage of Phase 2 activities; iii) demonstration of availability of the Contractor's funding for the completion of Phase 2 activities; iv) successful achievement of the technical criteria according to Section 4.5 of the "SOW" ; v) acceptance by the Agency according to the criteria as defined in Annex A to Appendix 3 of ESA RFQ/3-15929/19/UK/ND, of the Contractor's

ESA Contract No. 4000127860/ 19/ UK/ND Pages Proposal relevant to the conversion of the Ceiling Price into a Firm Fixed Price for Phase 2. c) If any of the above conditions would not be fulfilled at the time of the decision to proceed with Phase 2, the matter shall be brought to the QSB Steering Board in order to be addressed in good faith by both Parties according to the procedure as explained in Article 6 of the present contract. In case criteria 1.1.2 b) ii) is not achieved, Phase 2 can still be authorised to proceed in case the Contractor has demonstrated availability of funds to fulfil such criteria 1.1.2 b) ii). d) The Contractor shall start Phase 2 only upon receipt of written notification from the Agency's representatives nominated in Article 5, Clause 5, Sub Clause 5.1, of the relevant authorisation to proceed with Phase 2. Such notification shall be given as soon as possible hut in any event within three (3) weeks of the fulfilment of all above listed conditions. 1.1.3 The Contractor shall commit to launch on-board a reliable Launcher in order to guarantee that the Agency programme objectives are preserved to the maximum possible extent. The launcher system configuration envisaged for the launch of the ESA PPP mission shall have been flown successfully at least two times consecutively from the associated launch complex. In cases where the baseline launch system would not fulfil the above criteria, the latter may be considered as fulfilled if a reliable launch service back-up is guaranteed. Should a launch failure occur after selection of the launch service provider, ESA and the Contractor shall meet and jointly re-assess the reliability of the selected launch system. Prior to initiating the launch service procurement process, the Contractor shall verify that each of the potential launch services identified at the time of mission proposal still complies with the ESA launch service selection criteria for ESA PPP missions. Procurement of the launch service shall be performed by the Contractor in accordance with its own modalities and in compliance with the following: - The procurement is performed among the identified launch services fulfilling the ESA launch service selection criteria and identification, including Arianespace; - The launch service procurement modalities shall provide clarity on launch services ancillary conditions such as insurance, remedies for delays, additional services to ensure comparability of launch services offers; - Reliability of the launch system and background and experience of the launch service provider shall be key criteria in the selection by the Operator. At least 2 months, before concluding the launch service contract, the Contractor shall discuss with ESA the result of its evaluation and provide necessary visibility on the launch service offers it has received and evaluated.

ESA Contract No. 4000127860/19/UK/ND
Page 6

1.1.4 Re-Launch

For the purpose of this Article 1.1.4, loss of the QKDSat satellite is defined as a total loss or a constructive total loss that can be insured on the insurance market.

In case of loss of the QKDSat satellite ArQit undertakes to build and launch a satellite similar to the QKDSat satellite (the "Replacement satellite") so that the objectives of the Agency, i.e. to support QKD communications between ground and satellite as well as provide a managed service for the delivery of Quantum Keys can be fulfilled.

The minimum level of insurance placed by ArQit shall be equal to the cost for the recurrent elements plus the launch of the replacement satellite.

The Agency shall have no obligation to provide funding of the Replacement satellite.

1.1.5 For a period of 3 years starting from Commissioning, the Contractor will make the QKDSat system available to ESA and its non-commercial partners for experimentations related to the topic of Quantum Key Distribution and Optical Communications research on a basis of non-disturbance to commercial services provided by the Contractor with the QKDSat system. Beyond the 3 years period the terms and conditions to access the unused capacity are subject to agreement between the Agency and the Contractor.

1.2 Applicable Documents

The work shall be performed in accordance with the following documents, listed in order of precedence, in case of conflict:

a) The Articles and Annexes of this Contract and its Appendix 1 (Payment Plan and Advance Payment(s) and other Financial Conditions) & its Deliverable Items List as described in the Minutes of the negotiation meeting, reference QKDS-ESA-MOM-0018, not attached hereto but known to both Parties;

b) The General Clauses and Conditions for ESA Contracts (herein referred to as GCC), reference ESA/REG/002, rev. 2 not attached hereto but known to both Parties and available on http://emits.sso.esa.int/emits/owa/emits.main) "reference documentation" – "administrative documents", as amended by this Contract;

c) Appendix 2 hereto: The Statement of Work, reference QKDS-ESA-SOW-0004, Issue 1, Revision 1, dated 26-06-2019;

d) Appendix 3 hereto: The Management Requirements ref. QKDS-ESA-SP-0005, Issue 1 , Revision 0, dated 12-02-2019 and its Annex A: Layout for Contract Closure Documentation;

e) Appendix 4 hereto: The Mission Requirements ref. QKDSat.MRD.00059.ARQ - Mission Requirements, version 1.3, dated 27/06/2019;

f) Appendix 5 hereto: System Assurance Requirements ref. QKDSAT.REQ.00119 ARQ_Part1, Issue 1.1, dated Avril 2019;

g) Appendix 7: Option to Phase 1 So-Called "Programmatic Headstart Phase C")

ESA HQ OI pp DW

ESA Contract No. 4000127860/19/UK/ND Page7 h) The Minutes of the negotiation meeting, reference QKDS-ESA-MOM-0018, not attached hereto but known to both Parties; The documents listed in Article 1.2 lit a) through g) shall form the Contractual Baseline. Any change to the Contractual baseline shall require the signature of a Contract Change Notice. A document generated or to be generated by the Contractor in the course of the contract execution shall only form part of the Contractual baseline after approval by the Agency.

ARTICLE 2 - DELIVERY AND REVIEWS 2.1 Place and Dates of Delivery 2.1.1 Documents ESA Contract No. 4000127860/19/UK/ND P age8 The Contractor shall, during the performance of this Contract, deliver all documentation and reports specified in Appendix 2 (SOW) complemented by the Minutes of the Negotiation Meeting as referred to in Article 1.2, in the required number of paper copies and in an electronic file. These shall be sent to the Agency's Technical Officer mentioned in Article 5, Clauses, Sub-Clause 5.1 a) of the Contract. 2.1.1.1 The Contractor shall also deliver a Proposal for conversion of the Ceiling Price to the Firm Fixed Price for Phase 2 four (4) weeks prior to the decision whether to proceed or not with Phase 2. The Contractor shall include in its Proposal the status of the risk financial reserve for Phase 1 and its recommended handling for Phase 2. 2.1.2 Hardware and Software Except for the promotional items (e.g. satellite models) as described in the SOW, the hardware and software specified in Minutes of the Negotiation Meeting as referred to in Article 1.2 shall not be a deliverable to ESA except in the case defined in Article 5 Clause 15. 2.1.3 Launch The Contractor undertakes to have the QKDSAT satellite launched not later than the end of March 2023. 2.1.4 Mission Validation and Operations The Contractor undertakes to start the Mission Validation and Operations not later than three months after the launch date as stated in 2.1.3. 2.1.5 Contract Closure Documentation The Contract Closure Documentation (Appendix 4, Annex A) shall be delivered in one (1) set of documentation each, to the Agency's authorised representatives not later than the time of submitting the invoice(s) for the Final Settlement (see also Article 3.2.2). /EsA\ 01 ~ pf i)vJ

ESA Contract No. 4000127860/19/UK/ND
Page 9

ARTICLE 3 - PRICE & PAYMENT

3.1 Price

The price of this Contract amounts to:

30,800,000 EUR
(Thirty Million eight hundred thousand EURO),

The price is broken down in Euros per Phase and Contractor and Subcontractor as follows:

Company Name	ESA Entity Code (at contract signature)	Type P/Prime SI/Subco Indirect	Country (ISO Code)	Phase 1 (FFP)	Option Phase 1 (FFP)	Phase 2 (Ceiling Price)	Total per company
ArQit Limited	1000028414	P	GB	948,085	108,727	7,454,755	8,511,567
QinetiQ Space N.V.	1000001370	SI	BE	930,535	275,379	10,890,760	12,096,674
Teledyne e2V	1000000105	SI	GB	526,319	0	2,174,744	2,701,063
Cognizant	1000031492	SI	GB	325,910	0	0	325,910
QT Labs	1000027242	SI	AU	1,136,438	17,599	4,594,507	5,748,544
BT	1000004726	SI	GB	90,470	0	313,876	404,346
ESC Aerospace	1000025564	SI	CZ	469,623	0	542,273	1,011,896
			Total	4,427,380	401,705	25,970,915	30,800,000

The price of this Contract is based on a total cost of 93,991,617 EUR (ninety three million nine hundred ninety one thousand six hundred seventeen euros), as follows:

- The price of Phase 1 is based on a total cost of 8,854,760 EUR (eight million eight hundred fifty four thousand seven hundred sixty euros);
- The price of the Option Phase 1 (so-called "Programmatic Headstart Phase C") is 837,370 EUR (eight hundred thirty seven thousand three hundred seventy euros);
- The price of Phase 2 is based on a total cost of 84,299,487 EUR (eighty four million two hundred ninety nine thousand four hundred eighty seven euros);

Any change in the total cost shall not change the ESA price.

3.1.1 A risk financial reserve for Phase 1 activities amounting to 364,740 EUR (three hundred sixty four thousand seven hundred forty euros) based on a total cost of 646,720 EURO is included in Phase 1 total cost and broken down as described in the Minutes of the negotiation meeting referred to in Article 1.2 above.

The implementation of this reserve for activities shall be released after submission by the Contractor of a CCN to the Agency and disposed in a co-chaired Change Review Board [so-called "CRB"].

ESA Contract No. 4000127860/19/UK/ND Page 10 While the price for Phase 1 shall remain unchanged, any unspent amount of the reserve will be transferred to Phase 2. Should Phase 2 not be released, the unspent ESA share of the risk financial reserve will be refunded to the Agency. 3.1.2 Option phase 1 is described in Appendix 7 of the present Contract, and shall be activated pending availability of the Contractor funding via the CCN procedure. 3.1.3 The type of price is the following: For Phase 1: A Firm Fixed Price as defined in Section 2.1 of Annex II to the GCC. For Option Phase 1: A Firm Fixed Price as defined in Section 2.1 of Annex II to the GCC. For Phase 2: A Ceiling Price to be converted into a Firm Fixed Price as defined in Section 3 of Annex II to the GCC. This conversion shall be made before completion of the preceding Phase 1 and after submission, by the Contractor, of a Proposal to this effect, including the ESA form PSS-A2, PSS-AS, and Ats. This Ceiling Price shall be deemed to include the price escalation for the period in which the work is scheduled to be performed. 3.1.4 The above amount does not include any taxes or duties in the Member States of the Agency. 3.1.5 The price is deemed to include all applicable fees for licences to be purchased and delivered in the frame of the Contract, indicating the Agency as the end user. The price is further deemed to include any and all licence fees payable according to Clause 57. 7 of the GCC. 3.1.6 The price is Delivered Duty Paid for all deliverables, exclusive of import duties and VAT in accordance with the INCOTERMS® 2010, to the addressee(s) specified in Article 5, Clause 5, Sub-Clause 5.1 a) of the Contract. Reference to INCOTERMS® in this provision is exclusively for the purpose of price definition. 3.2 Payment 3.2.1 General provisions The Payment Plan and advance payment off-setting conditions applicable to this Contract are specified in Appendix 1 hereto. The advance payment constitutes a debt of the Contractor to the Agency until it has been set off against subsequent milestone(s) as shown in Appendix 1 hereto. In the event that the achievement of a milestone is delayed but the milestone is partially met at the milestone planning date foreseen, the Agency may as an exception, effect a payment against an approved confirmation of the partially achieved milestone, not exceeding the value of the work performed at the date of payment. When releasing the payment for a given milestone, if applicable, the Agency's payment shall be made after due deduction of the corresponding off-set of the advance payment(s) as per conditions of Appendix 1 to the contract (Payment plan and advance payment(s) and other financial conditions).

ESA Contract No. 4000127860/19/UK/ND Page 11 In case of partial payment, the Agency shall deduct from the corresponding invoice(s) relative to the same milestone any outstanding amount of the advance payment(s) still to be off-set. Payments shall be made within thirty (30) calendar days of receipt at ESA-ESTEC Finance, Central Invoice Registration Office of the documents listed and fulfilment of the requirements as specified in 3.2.2 below1. Only upon fulfilment of these requirements shall the invoice be regarded as due by the Agency. Payments shall be made by the Agency in EURO to the account specified by the Contractor. Such account information shall clearly indicate the IBAN (International Bank Account Number) and BIC/SWIFT (Bank Identification Code). The Parties agree that payments shall be considered as effected by the Agency on time if the Agency's orders of payment reach the Agency's bank within the payment period stipulated in the paragraph above. Any special charges related to the execution of payments will be borne by the Contractor. Any questions concerning the latest status of due invoices can be addressed to the ESA Payment Officer (mail to: esa.payment.officer@esa.int). If applicable, invoices shall separately show all due taxes or duties. In the case of invoices submitted by the Contractor which are free of VAT, reference shall be made to the number indicated on the VAT Exemption Form which the Agency provided to the Contractor when forwarding two (2) originals of the present Contract for signature. On invoices submitted via esa-p, the number shall be put in the respective field 'VAT Exemption Number'. 3.2.2 Requirements for Advance Payment Requests (APR) and invoices being regarded as due: Advance Payment: - Advance Payment Request (APR): to be submitted after signature of this Contract by both Parties. - Advance Payment Request (APR): to be submitted after receipt of the Agency's written Authorisation to Proceed with a Phase. Progress Payment(s):2 - Milestone Achievement Confirmation (MAC) hereinafter referred to as "confirmation" with supporting documentation, attached in esa-p. The supporting documentation shall justify the actual achievement of the milestone(s) as defined in the Payment Plan specified in Appendix 1 hereto. and - lnvoice(s); Final Settlement: 1 This is reflected in esa-p as "30 days upon receipt by ESA, in esa-p, of both the confirmation and the invoice" see in esa-p GUIDE Frequently Asked Questions & Answers for Suppliers at http://esa-p help.sso.esa.int/F AO for Suppliers.pdf 2 esa-p Job Aid: How to submit a Confirmation / Invoice / Advance in 6 steps (see link hereunder): http://esa-p help.sso.esa.int'2f and ESA Contract No. 4000127860/19/UK/ND Page 12 - Confirmation, with supporting documentation attached in esa-p. The supporting documentation shall justify the actual achievement of the milestones as defined on the Payment Plan Specified in Appendix 1 hereto. - Invoice(s); and - Receipt and/ or acceptance, by the Agency, of all deliverable items, of the services to be rendered. and other obligations to be fulfilled, in accordance with the terms of this Contract; - The Contract Closure Documentation using the template provided in Appendix 4,AnnexA. - In case of non-authorisation by ESA at the end of Phase 1 to proceed with the Phase 2, the last payment milestone of the Phase 1 shall be deemed to constitute the Fina l Settlement of the Contract and all conditions associated to the Final Settlement shall be fulfilled for payment of such milestone. 3.2.3 Implementation of payments conditions The Contractor shall ensure that all APR, invoices and confirmations, are submitted for payment exclusively through the Agency's esa-p system. The Contractor undertakes to adhere strictly to the instructions contained in esa-p (including those for billing taxes and duties, where applicable) when submitting APR, invoices and confirmations through the esa-p system. The Agency shall credit the account of the Contractor to the Contractor's benefit and to the benefit of the Contractor's Subcontractor(s). The Contractor shall be responsible for approving or rejecting, within ten (10) calendar days of receipt, the relevant Subcontractor('s) (s') invoices and related supporting documents ( e.g. MACs, Cost Reports). The Contractor shall also be responsible for paying the accounts of its Subcontractor(s) for this Contract in accordance with the applicable law and normal commercial practices. The Contractor shall indemnify the Agency against any claims arising from such Subcontractor(s), caused by the Contractor's failure to pay the Subcontractor(s). The Contractor shall supply to the Agency, upon request, evidence of payments made to its Subcontractor(s). The Agency reserves the right to visit the Contractor's and/ or Subcontractor('s)(s') premises and ascertain the progress of the work being performed under the Contract, prior to making the progress payment concerned. The Contractor shall, upon request at any time by the Agency, submit the payment conditions / provisions of individual Sub-Contracts to the Agency for approval (if requested before the Sub-Contract is placed) or verification. With a view to optimise subcontractors' time to payment and financial coverage, and to facilitate, when needed, the resolution of such issues, the Agency has established a dedicated centralised email address. Should any subcontractor encounter serious difficulties in the process leading to:

ESA Contract No. 4000l27860/19/ UK/ ND Page 13 (i) payment of invoices due which is to be paid by its direct customer (not through ESA), i.e. related to a milestone already achieved, (ii) contractual coverage of activities already kicked-off, they may contact the Agency at: indirectpayments@esa.int This communication channel does not replace the normal communication lines within the consortium, and the overall responsibility of the Contractor to ensure proper and timely contractualisation and payments throughout the consortium. Any subcontractor contacting the Agency through the above email shall document the steps already taken towards its direct customer in the consortium in order to resolve the issue and shall document that the Contractor has been informed of the issue. In doing so, such subcontractor shall provide the Standard Contact Form available at: http://emits.sso.esa.int/ emits-doc/ ESTEC/lndirect-Payments-Ouery-Form.docx properly filled in or provide the same information in the email. The Contractor shall ensure that the above provisions are included in all subcontracts entered into for the purpose of the contract. In case of absence of legitimate justification for any late payment to, or lack of contractual coverage for the Subcontractors, the Agency reserves the right to take actions against the Contractor which are commensurate to the situation. 3.2-4 Absence of user account for esa-p: If the Contractor has no access to the Agency's esa-p system at the time of signature of the present Contract, an immediate request for an esa-p user account shall be made by the Contractor to the ESA Helpdesk (idhelp@esa.int), specifying a contact name, the company name, and the ESA Contract number. 3.2.5 In case of esa-p not being operative: Should the Contractor find the Agency's esa-p system technically inoperative at the moment of submission of the advance payment requests and invoices, the Contractor may submit invoices in paper format in two (2) copies to the ESA Financial Operations Department of the responsible ESA establishment ESA-ESTEC Finance, Central Invoice Registration Office, together with justifying documentation as required by the Contract. Should the Contractor find the Agency's esa-p system technically inoperative at the moment of submission of the confirmation, the Contractor may submit the confirmation in paper format in three (3) copies to the Agency's Technical Officer mentioned in Article 5, Clause 5, Sub-Clause 5.1 a) of the Contract. A template confirmation form can be obtained upon request to the ESA Helpdesk (idhelp@esa.int). 3.2.6 Questions related to the esa-p system: Any questions concerning the operation of esa-p shall be addressed to the ESA Helpdesk (idhelp@esa.int).

ESA Contract No. 4000127860/ 19/UK/ND Page14 ARTICLE 4 - ITEMS PRODUCED OR PURCHASED UNDER THE CONTRACT 4.1 The following provisions apply to any items other than those items which fall within the scope of Article 2 of the Contract. 4.2 The title to the property of any items produced under the Contract, including electronic components, special jigs, tools, test equipment, and which are paid for under the Contract, shall remain with the Contractor unless otherwise agreed by the Parties. 4.3 The Contractor shall maintain an inventory of all such items (called "Contract Inventory") and shall mark those items as falling under this Article of the Contract. The inventory shall be updated and made available to the Agency during the execution of the Contract. A final issue of that inventory shall be submitted with the final contractual deliverables as foreseen in Appendix 4, Annex A, Table 2.1.1. If that inventory also includes any of those items which fall within the scope of Article 2 of the Contract, these items are to be clearly set apart. Of Or (}JJ

ESA Contract No. 4000127860/19/UK/ND
Page 15

ARTICLE 5 - COMPLEMENTS AND AMENDMENTS TO THE GCC

The General Clauses and Conditions for ESA Contracts, ref. ESA/REG/002. Rev.2 (GCC) apply to this Contract with the following complements and amendments:

PART I: CONDITIONS APPLICABLE TO ESA CONTRACTS

CLAUSE 2: APPROVAL AND ENTRY INTO FORCE

For the purpose of this Contract the authorised representative of the Director General is Ms M. Vaissiere, Director of Telecommunications and Integrated Applications.

CLAUSE 5: THE PARTIES' REPRESENTATIVES

Sub-Clause 5.1: The Agency's Representatives

The Agency's representatives are:

a) Mr Eric Villette for technical matters or a person duly authorised by him/her ("Technical Officer").

All correspondence for technical matters will be addressed as follows:

	To:	With copy to:
Name	Mr Eric Villette	Mr Michael Witting michael.witting@esa.int
Phone	+ 31 71 565 8471	
Fax	+ 31 71 565 4826	
e-mail	eric.villette@esa.int	
Mail Address	ESA/ESTEC, European Space Research and Technology Centre, P.O. Box 299, 2200 AG Noordwijk, The Netherlands	

b) Ms Nathalie Dorval for contractual and administrative matters or a person duly authorised by her ("Contracts Officer").

All correspondence for contractual and administrative matters (with exception of invoices as mentioned in Article 3.2) will be addressed as follows:

	To:	With copy to:
Name	Ms Nathalie Dorval	Mr Eric Villette eric.villette@esa.int & Mr Michael Witting
Phone	+33 (0)5 61 333 829	
Fax	na	
e-mail	nathalie.dorval@esa.int

ESA Contract No. 4000127860/19/UK/ND
Page 16

Mail Address	ESA/ECSAT, Fermi Avenue, Harwell Campus,Didcot, Oxfordshire OX11 0FD, United Kingdom	michael.witting@esa.int

Sub-Clause 5.2: The Contractor's Representatives

The Contractor's representatives are:

a) Mr Lee Boland for technical matters or a person duly authorised by him ("Technical Officer").

All correspondence for technical matters will be addressed as follows:

	To:	With copy to:
Name	Mr Lee Boland	Mr David Williams dw@arqit.eu
Phone	+44 (0)7 710 823 874	
Fax	na	
e-mail	lb@arqit.eu	
Mail Address	ArQit Limited 3 More London Riverside, London SE1 2RE, UK	

b) Mr David Williams for contractual and administrative matters or a person duly authorised by him ("Contracts Officer").

All correspondence for contractual and administrative matters will be addressed as follows:

	To:	With copy to:
Name	Mr David Williams	Mr Lee Boland lb@arqit.eu
Phone	+44 (0)7 787 571 610	
Fax	na	
e-mail	dw@arqit.eu	
Mail Address	ArQit Limited 3 More London Riverside, London SE1 2RE, UK	

CLAUSE 6: PUBLICITY RELATING TO CONTRACTS

The following provision is added to Clause 6 of the GCC:

-For press release or any other public announcement related to this contract, including the utilisation of the ESA logo, shall require the prior approval of both the Contractor and of the

ESA HQ OL pp DW

ESA Contract No. 4000127860/ 19/ UK/ND Page 17 Communication Department of ESA and the Agency's representatives for technical matters as indicated in Clause 5 above. -The contractor shall ensure that ESA logo shall be implemented on the launcher fairing, at the occasion of the satellite launch. CLAUSE 8: GENERAL CONDITIONS OF EXECUTION: The following provision is added to Clause 8 of the GCC: 8.8 In respect of any audit carried out under this Clause 8: (i) the Agency shall comply with reasonable security and confidentiality procedures of the Contractor and/ or the Subcontractor(s); (ii) the Contractor and/or Subcontractor(s) shall have no obligation to release information relating to other customers or information related to costs or margins; and (iii) the access provided to the Agency shall be restricted to that relevant part(s) of premises used exclusively by the Contractor and/ or the Subcontractor(s) to perform the services under the Contract; (iv) if the Agency appoints a representative or an authorised national agent, the Agency shall ensure that such representative or agent shall not be a direct competitor of the Contractor and/ or the Subcontractor(s). CLAUSE9:KEYPERSONNEL The Contractor's key personnel is listed in the Minutes of the negotiation meeting referred to in Article 1.2 above. CLAUSE 1.0: SUB-CONTRACTS Part of the work is to be subcontracted to the Subcontractors listed in Article 3.1 above. When at the time of the contract signature, no/ not all subcontractors are introduced, additional work to be sub-contracted shall be implemented in the contract via CCN. In relation to Article 3.2.3 above, the following provisions are added to Clause 10 of the GCC: The Contractor shall ensure that provisions A) and B) hereunder are duly reflected in all subcontracts entered into for the purpose of this Contract. It is explicitly understood that the communication channel described below shall not replace the normal communication lines within the consortium, and the overall responsibility of the Contractor to ensure proper and timely contractualisation and payments throughout the consortium: A) With a view to optimise Subcontractors' time to payment and financial coverage, and to facilitate, when needed, the resolution of such issues, the Agency has established a dedicated centralised email address. Should any Subcontractor encounter serious difficulties in the process leading to: (i) timely payment of due invoices (i.e. related to a milestone already achieved) to be made by the Subcontractor's direct customer (i.e. not ESA), (ii) contractual coverage of activities already kicked-off, the said Subcontractor may directly contact the Agency at: indirectpayments@esa.int

ESA Contract No. 4000l27860/19/UK/ND Page 18 B) Any Subcontractor contacting the Agency through the above email shall document the steps already taken towards its direct customer in the consortium in order to resolve the issue and shall document that the Contractor has been informed of the issue. In doing so, such Subcontractor shall attach the Standard Contact Form available at: http://emits.sso.esa.int/ emits-doc/ESTEC/Indirect-Payments-Quei:y-Form.docx properly filled in or provide the ~ information in the body of the email. In case any Subcontractor has SME status, as per the definition of SMEs given by the European Commission: http://eur-lex.europa.eu/legal content/EN /TXT /PDF /?uri=CELEX:32003Ho361&from=EN. the Contractor shall ensure that the relevant subcontract foresees an automatic grant of a 35% Advance Payment. The Contractor shall have the responsibility of obtaining the self-certification of the Subcontractor('s)(s') SME status as per certification model provided in the tender documentation. CLAUSE 11: CUSTOMER FURNISHED ITEMS (CFI) It is not foreseen that the Agency will provide any items in accordance with Clause 11 of the GCC to the Contractor. CLAUSE 12: ITEMS MADE AVAILABLE BY 1HE AGENCY It is not foreseen that the Agency will make any items available to the Contractor in accordance with Clause 12 of the GCC. CLAUSE13:CHANGES The template of a Contract Change Notice (CCN) is attached hereto as Appendix 7. CLAUSE 14 : TIME-LIMITS FOR THE PROVISION OF DELIVERABLES AND SERVICES The Contractor may mark the deliverables documents with the following : "© [COMPANY NAME] [YEAR OF PUBLICATION] The copyright in this document is vested in [COMPANY NAME]. This document may only be reproduced in whole or in part, or stored in a retrieval system, or transmitted in any form, or by any means electronic, mechanical, photocopying or otherwise, either with the prior permission of [COMP ANY NAME] or in accordance with the terms of ESA Contract No. 4000127793/ 19/UK/ND." CLAUSE 15: HANDLING, PACKING AND TRANSPORT, TRANSFER OF OWNERSHIP AND RISK The following provision is added as Sub-Clause 15.3.6 of the GCC: Should in the execution of the Contract a need arise to provide the Agency with information which is subject to export control laws and regulations, the Contractor shall secure that such 1EsA, 01 \!:!9) ff p,.J

ESA Contract No. 4000127860/19/UK/ND Page 19 information is only passed on to the Agency in accordance with the provisions of such export control laws and regulations. Sub-Clause 15.4 of the GCC is modified as follows: As regards transfer of ownership and risk, the follov\ring shall apply: 15.4.1 Ownership of the hardware and software developed, produced or procured under the Contract shall remain v\ri.th the Contractor. The Agency v\ri.ll not acquire possession and ownership of the hardware and software or any parts therefore, except in cases specified in paragraph 15-4.2 here below. 15-4-2 The Agency shall be entitled to acquire ownership of Items, to be decided by the Parties at the time of Termination in their actual state of completion and the related documentation from the Contractor in case the Agency cancels the Contract on any of the grounds specified in Article 5 Clauses 30, 31, 32, 33, before launch. The value of the items acquired by the Agency shall approximately equal and not exceed the value of the Agency financing at the time of termination. To the extent the Contractor has not acquired ownership in such parts yet, the Agency shall be entitled to acquire the Contractor's right to acquire ownership instead. The Agency shall be entitled to replace the Contractor as party to any subcontract the Contractor has placed and the Contractor shall provide for such right within the subcontracts. 15.4.3 In case of termination, the Contractor shall have the option to retain ownership and possession of such Items against repayment of all payments made by the Agency. This option shall expire 90 days from receipt of the Agency's letter of cancellation unless (a) it is exercised through registered letter which is received by the Agency within the said time period and (b) repayment of the abovementioned amount is effected v\ri.thin 30 days from exercising the option. In such a case, the Contractor shall deliver Items in their actual state of completion and the related documentation to the Agency v\ri.thin sixty (60) days from the expiry of the option set forth in paragraph above. Ownership in the above deliverables shall pass to the Agency upon their receipt at the address specified in Article 5 Sub-Clause 5.1 above for not yet launched items. 15.4-4 Sale, lease, pledging or giving as security in any other way, decommissioning, transfer of ownership of the Items funded or co-funded by the Agency, in their actual state of completion and the related documentation shall be subject to the Agency's prior written approval which the Agency is free to deny and which, if given, may be conditional upon the approval by the Agency's Industrial Policy Committee. In case of infringement by the Contractor of any provision of this paragraph 15.4-4 the Agency shall be entitled to a full and immediate repayment by the Contractor of any payments made by the Agency under the Contract. For raising funds for the sole benefit of the present Contract without suspending the performance of the Contract or any part of it, the Contractor is hereby authorised to giving as security the ownership of the Items in their actual state of completion and the related documentation

CLAUSE 17: PENALTIES ESA Contract No. 4000127860/ 19/ UK/ND Page 20 Penalties for late delivery do not apply, and similarly they will not apply in the subcontracts that may be placed by the Contractor. CLAUSE 18: DAMAGE TO STAFF AND GOODS The following provision is added to Clause 8 of the GCC: 18.3 Nothing in this Contract shall exclude or limit either Party's liability for: (a) death or personal injury or loss or damage for which liability cannot be limited or excluded by law; (b) fraud or fraudulent misrepresentation; (c) the wilful failure or gross negligence of either Party in performing its contractual obligations; or (d) any other liability that cannot be limited under applicable law. Subject to the foregoing, the total liability of either Party to the other under or in connection with this Contract shall not exceed an amount equal to the Price. CLAUSE 20: LIABILTIY AFTER ACCEPTANCE The owner of the tangible assets developed, produced or procured under the Contract shall be liable under international, national or regional law whatever the legal basis for such liability. The Agency shall not be liable for the operations of such assets. CLAUSE27:PRICING The type of price notwithstanding, sub-clauses 27.3 and 27.4 of the GCC are implemented as follows: The Contractor shall provide, on completion of the Contract, the following documents signed by a senior financial representative: a presentation by the Contractor and each Subcontractor, on (one or more) PSS-A2 form(s) with relevant Exhibit A, of the cost actually incurred for work and services under the Contract, a certification from the Contractor and each sub-contractor as follows: "I, (insert name) do hereby certify that the costs presented in the enclosed PSS-A.2 form(s) are, to the best of my knowledge and belief, a true statement of the costs incurred under this contract, an internal audit of the costs having been conducted to verify that the company's cost accounting system and rules and the Agency's requirements in Annex I to the GCC with respect to costs incurred under the contract have been observed. I further certify that the company's contribution to this co-funded contract has been provided from (specify source) and has not been and ,N ill not be included in rates and overheads applied for the Contract or any other contract with the Agency." The Contractor undertakes to permit the Agency to effect cost control operations as stipulated in Annex I to the GCC, with regard to the information included in the Contractor's financial statement.

ESA Contract No. 4000127860/ 19/ UK/ ND Page 21 The Agency's right to exercise the above cost control shall cease one year after submission of the Contractor's certified statement of cost unless it is delayed for reasons the Contractor is responsible for. CLAUSES 30, 31, 32, 33: TERMINATION Clauses 30, 31, 32 and 33 of the GCC are replaced by the following provisions: 1. The Agency may terminate the Contract by giving written notice with immediate effect in any of the following events: a) If the Contractor becomes insolvent or if its financial position is such that within the framework of its national law, legal action leading towards bankruptcy may be taken against it by its creditors; such decision in the latter case shall not be taken before having explored any other solution by raising the issue to the QKD SAT Steering Board (QSB). b) If the Contractor fails to secure the funds to carry out the subsequent phase of work resulting in the Agency's decision not to proceed further with the work at the end of preceding Phase. c) If the Contractor resorts to fraudulent practices in connection with the Contract, especially by deceit concerning the nature, quality or quantity of the supplies, and the methods or processes of manufacture employed. d) If the Contractor continues to materially breach its obligations under the Contract, and this breach is not remedied within 60 days after formal notification or within a longer reasonable period if agreed by the Agency. e) If the Contractor continues to fail to demonstrate the reliability of the launch services proposed to fulfil the Agency's programme objectives as set out in the provisions of Article 1.1-4; f) A delay of the launch by 12 months or more beyond the date stipulated in Article 2.1.3 shall be deemed to constitute a failure in the above sense; g) A delay of the starting of the Demonstration Service by 36 months beyond the date stipulated in Article 2.1-4 shall be deemed to constitute a failure in the above sense; h) If the Contractor has not observed the provisions set out in Clause 5 2 .1 of the GCC concerning the disclosure and use of information provided by the Agency; i) If the Contractor transfers the Contract without the Agency's authorisation or concludes subcontracts against the Agency's explicit ·written wishes. j) In case of failure by the QSB to resolve the disagreement with regard to continuation · with Phase 2 within a cure period of 6 months. 2. In the event of such a termination the Agency shall only pay the contractual value of items accepted under the Contract prior to the receipt of notification of termination, or to be accepted under the special conditions of termination. In no case shall the total amount paid or to be paid by the Agency under the Contract exceed the total price stated in Article 3 above. 3. The provisions of paragraph 1 above shall not apply if the failure under (f) or (g) is due to circumstances outside the Contractor's control.

CLAUSE 34: APPUCABLE LAW ESA Contract No. 4000127860/ 19/ UK/ ND Page22 The substantive law referred to in Clause 34 of the GCC is the law of England and Wales. CLAUSE 35: DISPUTE RESOLUTION The arbitration proceedings referred to in Clause 35 of the GCC shall take place in London, England. Any initiation of arbitration shall be conditional upon the completion of the procedure stipulated in Article 6. PART II: CONDITIONS CONCERNING INTELLECTUAL PROPER1Y RIGHTS FOR ESA STUDY, RESEARCH AND DEVELOPMENT CONTRACTS For the purpose of this Contract: Part II, Option B of the GCC shall apply, as modified by the special provisions below. The free licenses provided for the benefit of ESA in the present Contract and in Part II of the GCC, shall be deemed granted through signature of the present Contract and without the need to implement a separate license. CLAUSE50:GENERAL The following provision is added to sub-clause 50.2 of the GCC: The term "documentation" as defined in Annex IV to the GCC shall be interpreted to also include data files, CAD files, EXCEL files and similar electronic files, which shall not be considered as "software" in the sense of Clause 56 of the GCC. The electronic files containing these items shall be delivered to the Agency in the format agreed with the ESA Technical Officer. CLAUSE 51: INFORMATION TO BE PROVIDED The following provision is added to Clause 51 of the GCC: Clause 51 shall not be interpreted as to add any deliverables to or change any deliverables in the Deliverable Items List provided as Appendix 3 to the present Contract. CLAUSE 52: DISCLOSURE The following provision is added to Sub-Clause 52.2 of the GCC: The access rights granted to the Agency's employees under Sub-Clause 52.2 of the GCC are hereby extended to contractor personnel providing technical, management, legal or administrative support to ESA as long as they have signed an engagement of confidentiality.

ESA Contract No. 4000127860/19/ UK/ ND Page 23 CLAUSE 53: OWNERSHIP OF INTELLECTUAL PROPER1Y RIGHTS The following provisions are added as Sub-Clauses 53.5 and 53.6 of the GCC: 53.5 In case the Agency cancels the Contract on any of the grounds specified in Article 5 Clauses 30, 31, 32, 33, the Agency shall be entitled to benefit of an irrevocable, worldwide, royalty free licence of the Intellectual Property Rights generated under the present Contract. The Agency shall be entitled to replace the Contractor as party to any subcontract the Contractor has placed and the Agency shall be entitled to sub licence for the purpose of performing the present Contract. Acquisition of the licence by the Agency shall not include Intellectual Property Rights neither funded nor co funded by the Agency. 53.6 For the purpose of performing the present contract, the rights permanently licenced to the Agency shall include: i. The right to reverse-engineer, edit, amend, adapt or otherwise modify the subject-matter of the Licenced Items by the Agency or any licensee of the Agency for any purposes the Agency or the licensee sees fit, n. The right to incorporate, embed or merge the subject matter of the Licenced Items into any other product, m. The right to prepare derivative works of the subject matter of Licenced Items. 53.7 Para. 53.5 above notwithstanding, the Contractor shall in case of termination have the option to revoke this licence against refund of all payments made by the Agency by the Contractor. This option shall expire 90 days from receipt of the Agency's letter of cancellation unless (a) it is exercised through registered letter which is received by the Agency within the said time period and (b) refund of the abovementioned amount is effected within 30 days from exercising the option. CLAUSE 55: USE OF INTELLEcruAL PROPERTY RIGHTS Clause 55 shall apply with the following understanding that if any Persons or Bodies are competitors of the Contractor, the Intellectual Property Rights arising from work performed under the Agency Contract shall be available under Sub-Clause 55.1, paragraph(c). CLAUSE 57: BACKGROUND INTELLECTUAL PROPER1Y RIGHTS Sub-Clause 57.1, second paragraph, shall not apply. CLAUSE 61: RE-SUPPLY Clause 61 shall not apply.

ARTICLE 6 - QKD SAT STEERING BOARD ESA Contract No. 4000127860/19/UK/ND Page24 6.1 Any dispute arising out of the interpretation or execution of the Contract including but not limited to disagreement on the decision to proceed with Phase 2, shall at the request of any Party, be submitted to the QKD SAT Steering Board (QSB), the composition and rules of which are laid down below. 6.2 The QSB shall consist of: For ESA: - Director of Telecommunications and Integrated Applications ( co-chair), - Head of Earth Observation & Telecommunication Procurement Division - QKD SAT Programme Manager - QKD SAT Project Manager For the Contractor: - Chief Executive Officer (co-chair), or equivalent, - Chief Technical Officer, - Executive Chairman - QKD SAT Programme Manager - Legal Counsel Where appropriate and in particular in the scope defined in Article 6.1 above, the QSB shall be supported by all Parties' Contracts Officers. 6.3 When examining a case, the QSB shall either reach unanimous agreement on it or shall draw up a statement of disagreement. 6-4 In case of failure of the QSB to resolve a disagreement not related to the decision to proceed with Phase 2, within a cure period of 3 months, the matter shall be brought to the Dispute Appeal Board ("DAB") as foreseen in Article 5 Clause 35 6.5 Deliberations and discussions in the QSB shall have no contractual impact unless documented in a Contract Change Notice.

ESA Contract No. 4000127860/19/UK/ND Page25 Done in 2 originals, one for each Party to this Contract, FORARQIT LTD David Williams Arqit Limited Chairman FOR THE EUROPEAN SPACE AGENCY (ESA) Magali Vaissiere Director of Telecommunications and Integrated Applications